NEWS RELEASE

MATERION CORPORATION REPORTS RECORD SECOND QUARTER 2019 FINANCIAL RESULTS AND RAISES FULL-YEAR 2019 EARNINGS GUIDANCE

MAYFIELD HEIGHTS, Ohio - July 25, 2019 - Materion Corporation (NYSE:MTRN) today reported second quarter 2019 financial results and raised full-year 2019 earnings guidance.

Second Quarter 2019 Results

Net sales were $297.8 million; value-added sales increased 3% to a record of $194.9 million

Operating profit increased 50% compared to prior year to a record $22.8 million, or 12% of value-added sales, the tenth consecutive quarterly year-over-year increase

Diluted earnings per share were $0.75; Adjusted earnings per share were a record of $0.88, up 63% year-over-year

Earnings Guidance

The Company is raising its full-year 2019 adjusted earnings guidance to $3.10 to $3.25 per share, diluted; a 33% increase over prior-year earnings

“I am very pleased with our team’s performance, as we continue to execute on our multi-pillar strategy. We delivered record value-added sales and operating profit in the second quarter and reached a milestone of ten consecutive quarters of year-over-year value-added sales and profit growth,” stated Jugal Vijayvargiya, President and Chief Executive Officer. “Based on our strong first half performance and updated outlook, we are increasing full-year 2019 adjusted earnings guidance range approximately 10% above previous guidance.”

SECOND QUARTER 2019 RESULTS

Net sales for the second quarter of 2019 were $297.8 million, compared to $309.1 million in the prior year. Value-added sales of $194.9 million were a record for any quarter, up 3% from the prior year. Strong commercial execution, particularly in the energy, industrial, and consumer electronics end markets, drove the value-added sales growth and more than offset weakness in the automotive and semiconductor end markets.

Operating profit for the second quarter was $22.8 million, or 12% of value-added sales, a 50% increase compared to $15.2 million in the prior year. Operating profit reached the highest level for any quarter and marks the fourth consecutive quarter with double-digit profit margins. A combination of favorable sales mix, improved operational performance, and savings from cost reduction actions drove the record results.

Second quarter 2019 net income was $15.5 million, or $0.75 per share, diluted, including a non-cash, non-operating pension curtailment charge of $3.3 million related to freezing defined benefits for active U.S. domestic pension plan participants. Excluding the pension curtailment charge, adjusted net income was $18.1 million, or $0.88 per share, a record for any quarter.

OUTLOOK

The Company has delivered ten consecutive quarters of year-over-year value-added sales and adjusted operating profit growth. With our differentiated product portfolio, end market diversification, and multi-pillar strategy, we remain committed to achieving year-over-year growth, despite continued softness in select end markets and global economic uncertainty. Based on our first half performance and outlook, we are raising full-year 2019 adjusted earnings guidance approximately 10% from $2.80 to $3.00 per share, diluted, to $3.10 to $3.25 per share. The midpoint of the revised guidance represents a 33% increase from the prior year.

ADJUSTED EARNINGS GUIDANCE

It is not possible for the Company to identify the amount or significance of future adjustments associated with potential insurance and litigation claims, legacy environmental costs, acquisition and integration costs, certain income tax items, or other non-routine costs that the Company adjusts in the presentation of adjusted earnings guidance. These items are dependent on future events that are not reasonably estimable at this time. Accordingly, the Company is unable to reconcile without unreasonable effort the forecasted range of adjusted earnings guidance for the full year to a comparable GAAP range. However, items excluded from the Company's adjusted earnings guidance include the historical adjustments noted in Attachments 4 and 5 to this press release.

CONFERENCE CALL

Materion Corporation will host an investor conference call with analysts at 9:00 a.m. Eastern Time, July 25, 2019. The conference call will be available via webcast through the Company’s website at www.materion.com or through www.InvestorCalendar.com. By phone, please dial (877) 407-0778. Callers outside the U.S. can dial (201) 689-8565. A replay of the call will be available until August 8, 2019 by dialing (877) 481-4010 or (919) 882-2331; please reference replay ID number 41630. The call will also be archived on the Company’s website.

FORWARD-LOOKING STATEMENTS

Portions of the narrative set forth in this document that are not statements of historical or current facts are forward-looking statements, in particular, the outlook provided above. Our actual future performance may materially differ from that contemplated by the forward-looking statements as a result of a variety of factors.

These factors include, in addition to those mentioned elsewhere herein:

•	Actual net sales, operating rates, and margins for 2019;

•	The global economy, including the impact of tariffs and trade agreements;

•	The impact of any U.S. Federal Government shutdowns and sequestrations;

•
The condition of the markets which we serve, whether defined geographically or by segment, with the major market segments being: semiconductor, industrial, aerospace and defense, automotive, energy, consumer electronics, and telecom and data center.

•	Changes in product mix and the financial condition of customers;

•	Our success in developing and introducing new products and new product ramp-up rates;

•	Our success in passing through the costs of raw materials to customers or otherwise mitigating fluctuating prices for those materials, including the impact of fluctuating prices on inventory values;

•	Our success in identifying acquisition candidates and in acquiring and integrating such businesses;

•	The impact of the results of acquisitions on our ability to fully achieve the strategic and financial objectives related to these acquisitions;

•	Our success in implementing our strategic plans and the timely and successful completion and start-up of any capital projects;

•
Other financial and economic factors, including the cost and availability of raw materials (both base and precious metals), physical inventory valuations, metal financing fees, tax rates, exchange rates, interest rates, pension costs and required cash contributions and other employee benefit costs, energy costs, regulatory compliance costs, the cost and availability of insurance, credit availability, and the impact of the Company’s stock price on the cost of incentive compensation plans;

•	The uncertainties related to the impact of war, terrorist activities, and acts of God;

•	Changes in government regulatory requirements and the enactment of new legislation that impacts our obligations and operations;

•	The conclusion of pending litigation matters in accordance with our expectation that there will be no material adverse effects; and

•	The risk factors as set forth in Item 1A of our 2018 Annual Report on Form 10-K.

Materion Corporation is headquartered in Mayfield Heights, Ohio. The Company, through its wholly owned subsidiaries, supplies highly engineered advanced enabling materials to global markets. Products include precious and non-precious specialty metals, inorganic chemicals and powders, specialty coatings, specialty engineered beryllium alloys, beryllium and beryllium composites, and engineered clad and plated metal systems.

Investor Contact:                        Media Contact:
Stephen F. Shamrock                    John G. McCloskey
(216) 383-4010                        (216) 383-6835
stephen.shamrock@materion.com            john.mccloskey@materion.com

https://materion.com
Mayfield Hts-g

Attachment 1
Materion Corporation and Subsidiaries
Consolidated Statements of Income
(Unaudited)

	Second Quarter Ended		Six Months Ended
(In thousands except per share amounts)	June 28, 2019	June 29, 2018	June 28, 2019	June 29, 2018
Net sales	$297,843	$309,085	$599,284	$612,552
Cost of sales	228,249	247,247	460,378	492,434
Gross margin	69,594	61,838	138,906	120,118
Selling, general, and administrative expense	39,891	38,473	79,955	76,935
Research and development expense	4,062	3,860	7,802	7,503
Other — net	2,891	4,313	7,012	7,237
Operating profit	22,750	15,192	44,137	28,443
Interest expense — net	500	667	966	1,397
Other non-operating expense—net	3,112	437	3,357	879
Income before income taxes	19,138	14,088	39,814	26,167
Income tax expense	3,598	2,944	7,368	4,459
Net income	$15,540	$11,144	$32,446	$21,708
Basic earnings per share:
Net income per share of common stock	$0.76	$0.55	$1.60	$1.08
Diluted earnings per share:
Net income per share of common stock	$0.75	$0.54	$1.57	$1.05
Weighted-average number of shares of common stock outstanding:
Basic	20,383	20,221	20,326	20,178
Diluted	20,666	20,593	20,635	20,583

Attachment 2
Materion Corporation and Subsidiaries
Consolidated Balance Sheets

	(Unaudited)
(Thousands)	June 28, 2019	December 31, 2018
Assets
Current assets
Cash and cash equivalents	$74,856	$70,645
Accounts receivable	142,327	130,538
Inventories, net	213,329	214,871
Prepaid and other current assets	23,904	23,299
Total current assets	454,416	439,353
Deferred income taxes	1,052	5,616
Property, plant, and equipment	913,325	898,251
Less allowances for depreciation, depletion, and amortization	(669,861)	(647,233)
Property, plant, and equipment—net	243,464	251,018
Operating lease, right-of-use asset	26,788	—
Intangible assets	5,213	6,461
Other assets	15,280	7,236
Goodwill	90,633	90,657
Total Assets	$836,846	$800,341
Liabilities and Shareholders’ Equity
Current liabilities
Short-term debt	$847	$823
Accounts payable	41,658	49,622
Salaries and wages	36,250	47,501
Other liabilities and accrued items	38,482	33,301
Income taxes	1,971	2,615
Unearned revenue	5,829	5,918
Total current liabilities	125,037	139,780
Other long-term liabilities	11,419	14,764
Operating lease liabilities	21,118	—
Finance lease liabilities	18,325	15,221
Retirement and post-employment benefits	30,663	38,853
Unearned income	30,354	32,563
Long-term income taxes	3,093	2,993
Deferred income taxes	383	195
Long-term debt	1,669	2,066
Shareholders’ equity	594,785	553,906
Total Liabilities and Shareholders’ Equity	$836,846	$800,341

Attachment 3
Materion Corporation and Subsidiaries
Consolidated Statements of Cash Flows
(Unaudited)

	Six Months Ended
(Thousands)	June 28, 2019	June 29, 2018
Cash flows from operating activities:
Net income	$32,446	$21,708
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation, depletion, and amortization	22,607	18,349
Amortization of deferred financing costs in interest expense	472	514
Stock-based compensation expense (non-cash)	3,541	2,164
Deferred income tax expense	4,578	429
Pension curtailment charge	3,296	—
Changes in assets and liabilities:
Decrease (increase) in accounts receivable	(11,778)	(12,060)
Decrease (increase) in inventory	1,306	10,428
Decrease (increase) in prepaid and other current assets	(588)	4,928
Increase (decrease) in accounts payable and accrued expenses	(18,813)	(14,189)
Increase (decrease) in unearned revenue	(88)	2,132
Increase (decrease) in interest and taxes payable	(1,130)	2,084
Domestic pension plan contributions	(3,000)	(13,000)
Other-net	(2,803)	5,817
Net cash provided by operating activities	30,046	29,304
Cash flows from investing activities:
Payments for purchase of property, plant, and equipment	(13,833)	(17,153)
Payments for mine development	(1,591)	(3,425)
Proceeds from sale of property, plant, and equipment	15	27
Net cash used in investing activities	(15,409)	(20,551)
Cash flows from financing activities:
Repayment of long-term debt	(397)	(383)
Principal payments under finance lease obligations	(599)	(425)
Cash dividends paid	(4,368)	(4,137)
Repurchase of common stock	(199)	—
Payments of withholding taxes for stock-based compensation awards	(4,763)	(2,765)
Net cash used in financing activities	(10,326)	(7,710)
Effects of exchange rate changes	(100)	8
Net change in cash and cash equivalents	4,211	1,051
Cash and cash equivalents at beginning of period	70,645	41,844
Cash and cash equivalents at end of period	$74,856	$42,895

Attachment 4
Materion Corporation and Subsidiaries
Reconciliation of Non-GAAP Measure - Value-added Sales
(Unaudited)

	Second Quarter Ended				Six Months Ended
(Millions)	June 28, 2019		June 29, 2018		June 28, 2019		June 29, 2018
Net Sales
Performance Alloys and Composites	$135.2		$129.7		$262.3		$248.0
Advanced Materials	133.2		150.4		277.3		303.9
Precision Coatings	29.4		29.0		59.7		60.7
Other	—		—		—		—
Total	$297.8		$309.1		$599.3		$612.6

Less: Pass-through Metal Cost
Performance Alloys and Composites	$19.9		$19.6		$37.4		$37.6
Advanced Materials	74.9		93.1		161.5		188.3
Precision Coatings	6.3		5.6		14.1		13.7
Other	1.8		0.9		3.7		1.8
Total	$102.9		$119.2		$216.7		$241.4

Value-added Sales (non-GAAP)
Performance Alloys and Composites	$115.3		$110.1		$224.9		$210.4
Advanced Materials	58.3		57.3		115.8		115.6
Precision Coatings	23.1		23.4		45.6		47.0
Other	(1.8)		(0.9)		(3.7)		(1.8)
Total	$194.9		$189.9		$382.6		$371.2

Gross Margin		% of VA		% of VA		% of VA		% of VA
Performance Alloys and Composites	$41.6	36%	$31.1	28%	$80.8	36%	$58.9	28%
Advanced Materials	20.2	35%	21.3	37%	42.2	36%	42.1	36%
Precision Coatings	10.3	45%	9.1	39%	19.7	43%	19.1	41%
Other	(2.5)	—	0.3	—	(3.8)	—	—	—
Total	$69.6	36%	$61.8	33%	$138.9	36%	$120.1	32%

Operating Profit		% of VA		% of VA		% of VA		% of VA
Performance Alloys and Composites	$19.3	17%	$12.3	11%	$38.3	17%	$22.2	11%
Advanced Materials	6.1	10%	5.6	10%	13.2	11%	11.5	10%
Precision Coatings	3.9	17%	2.2	9%	6.0	13%	5.6	12%
Other	(6.5)	—	(4.9)	—	(13.4)	—	(10.8)	—
Total	$22.8	12%	$15.2	8%	$44.1	12%	$28.5	8%

	Second Quarter Ended				Six Months Ended
(Millions)	June 28, 2019		June 29, 2018		June 28, 2019		June 29, 2018
Special Items
Performance Alloys and Composites	$—		$—		$—		$—
Advanced Materials	—		—		—		—
Precision Coatings	—		—		—		—
Other	—		—		—		0.7
Total	$—		$—		$—		$0.7

Operating Profit Excluding Special Items		% of VA		% of VA		% of VA		% of VA
Performance Alloys and Composites	$19.3	17%	$12.3	11%	$38.3	17%	$22.2	11%
Advanced Materials	6.1	10%	5.6	10%	13.2	11%	11.5	10%
Precision Coatings	3.9	17%	2.2	9%	6.0	13%	5.6	12%
Other	(6.5)	—	(4.9)	—	(13.4)	—	(10.1)	—
Total	$22.8	12%	$15.2	8%	$44.1	12%	$29.2	8%

The cost of gold, silver, platinum, palladium, and copper is passed through to customers and, therefore, the trends and comparisons of net sales are affected by movements in the market price of these metals. Internally, management also reviews net sales on a value-added basis. Value-added sales is a non-GAAP financial measure that deducts the value of the pass-through metals sold from net sales. Value-added sales allows management to assess the impact of differences in net sales between periods or segments and analyze the resulting margins and profitability without the distortion of the movements in pass-through metal prices. The dollar amount of gross margin and operating profit is not affected by the value-added sales calculation. The Company sells other metals and materials that are not considered direct pass throughs, and these costs are not deducted from net sales to calculate value-added sales.

The Company’s pricing policy is to pass the cost of these metals on to customers in order to mitigate the impact of price volatility on the Company’s results from operations. Value-added information is being presented since changes in metal prices may not directly impact profitability. It is the Company’s intent to allow users of the financial statements to review sales with and without the impact of the pass-through metals.

Attachment 5
Materion Corporation and Subsidiaries
Reconciliation of Non-GAAP Measures - Profitability
(Unaudited)

	Second Quarter Ended		Six Months Ended
(Millions except per share amounts)	June 28, 2019	June 29, 2018	June 28, 2019	June 29, 2018
GAAP as Reported
Net Sales	$297.8	$309.1	$599.3	$612.6
Operating profit	22.8	15.2	44.1	28.5
Net income	15.5	11.1	32.4	21.7
EPS - Diluted	$0.75	$0.54	$1.57	$1.05

Operating Profit Special Items
Legacy legal & environmental costs	—	—	—	0.7
Operating Profit Special Items - net of tax	$—	$—	$—	$0.6
Other Non-Operating Expense Special Items - net of tax	$2.6	$—	$2.6	$—
Tax Special Item	$—	$—	$—	$(0.6)

Non-GAAP Measures - Adjusted Profitability
Value-added (VA) sales	$194.9	$189.9	$382.6	$371.2
Operating profit	22.8	15.2	44.1	29.2
Operating profit % of VA	11.7%	8.0%	11.5%	7.9%
Net income	18.1	11.1	35.0	21.7
EPS - Diluted	$0.88	$0.54	$1.70	$1.05

In addition to presenting financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP), this earnings release contains financial measures, including operating profit, segment operating profit, net income, and earnings per share, on a non-GAAP basis. As detailed in the above reconciliation and Attachment 4, we have adjusted the results for certain special items such as non-cash pension charges, legacy legal and environmental costs, and certain income tax items from the applicable GAAP financial measure. Internally, management reviews the results of operations without the impact of these costs in order to assess the profitability from ongoing activities. We are providing this information because we believe it will assist investors in analyzing our financial results and, when viewed in conjunction with the GAAP results, provide a more comprehensive understanding of the factors and trends affecting our operations.

Attachment 6
Materion Corporation and Subsidiaries
Value-added sales by Market
(Unaudited)

	Second Quarter Ended			Six Months Ended
(Millions)	June 28, 2019	June 29, 2018	% Change	June 28, 2019	June 29, 2018	% Change
Materion Corporation
Industrial	$36.4	$33.7	8.0%	$70.0	$66.8	4.8%
Semiconductor	35.7	39.0	(8.5)%	73.1	76.0	(3.8)%
Aerospace and Defense	29.6	29.5	0.3%	60.1	51.0	17.8%
Consumer Electronics	19.2	18.0	6.7%	33.4	35.6	(6.2)%
Energy	19.1	15.9	20.1%	37.4	32.7	14.4%
Telecom and Data Center	16.1	15.0	7.3%	31.2	27.6	13.0%
Automotive	14.8	19.3	(23.3)%	31.8	38.7	(17.8)%
Other	24.0	19.5	23.1%	45.6	42.8	6.5%
Total	$194.9	$189.9	2.6%	$382.6	$371.2	3.1%
Performance Alloy and Composites
Industrial	$26.0	$25.7	1.2%	$50.0	$51.4	(2.7)%
Semiconductor	1.3	1.3	—%	3.2	2.4	33.3%
Aerospace and Defense	24.3	24.1	0.8%	49.3	40.3	22.3%
Consumer Electronics	14.7	12.9	14.0%	25.3	26.1	(3.1)%
Energy	10.0	8.5	17.6%	19.9	15.2	30.9%
Telecom and Data Center	16.0	14.9	7.4%	31.0	27.4	13.1%
Automotive	12.7	17.0	(25.3)%	28.2	34.6	(18.5)%
Other	10.3	5.7	80.7%	18.0	13.0	38.5%
Total	$115.3	$110.1	4.7%	$224.9	$210.4	6.9%
Advanced Materials
Industrial	$6.6	$4.8	37.5%	$12.1	$9.5	27.4%
Semiconductor	34.3	37.3	(8.0)%	69.7	72.7	(4.1)%
Aerospace and Defense	0.5	0.4	25.0%	1.2	1.0	20.0%
Consumer Electronics	0.1	0.1	—%	0.2	0.2	—%
Energy	9.1	7.4	23.0%	17.6	17.5	0.6%
Telecom and Data Center	0.1	0.1	—%	0.2	0.2	—%
Automotive	1.7	1.8	(5.6)%	3.0	3.4	(11.8)%
Other	5.9	5.4	9.3%	11.8	11.1	6.3%
Total	$58.3	$57.3	1.7%	$115.8	$115.6	0.2%
Precision Coatings
Industrial	$3.8	$3.2	18.8%	$8.0	$5.9	35.6%
Semiconductor	0.1	0.4	(75.0)%	0.2	1.0	(80.0)%
Aerospace and Defense	4.8	5.0	(4.0)%	9.6	9.6	—%
Consumer Electronics	4.4	5.0	(12.0)%	7.9	9.3	(15.1)%
Energy	—	—	—%	—	—	—%
Telecom and Data Center	—	—	—%	—	—	—%
Automotive	0.4	0.5	(20.0)%	0.6	0.7	(14.3)%
Other	9.6	9.3	3.2%	19.3	20.5	(5.9)%
Total	$23.1	$23.4	(1.3)%	$45.6	$47.0	(3.0)%

Eliminations	$(1.8)	$(0.9)		$(3.7)	$(1.8)